VolitionRx Limited to host a conference call regarding a 13,500 Subject Colorectal Cancer Screening Trial with the Early Detection Research Network of the U.S. National Cancer Institute

AUSTIN, Texas, July 19, 2017 /PRNewswire/ -- VolitionRx Limited (Volition; NYSE MKT: VNRX), announced it will host a conference call tomorrow, July 20 at 8:30 AM U.S. Eastern Time to discuss its participation in a large multi-center clinical study with the Great Lakes New England Clinical Validation Center funded by the U.S. National Cancer Institute’s (NCI) Early Detection Research Network (EDRN) in addition to providing a business update.

Volition will host a conference call on Thursday July 20 at 8:30 AM U.S. Eastern Time to further discuss the participation in this clinical study in addition to providing a business update. The call will be hosted by Cameron Reynolds along with Jason Terrell. To participate in the call, please dial 1-877-407-9716 (toll-free) in the U.S. and Canada, 0800-756-3429 (toll-free) in the U.K., and 1-201-493-6779 (toll) internationally. The conference ID number is 13666552.

The clinical study will provide approximately 13,500 asymptomatic screening samples of people aged 50 or over who have not previously undergone screening or a diagnostic colonoscopy. Already 4,677 samples have been collected and up to 9,000 will be prospectively collected. The aim of the trial will be to validate a panel of biomarkers that include Volition’s Nu.QTM Colorectal Cancer Screening Test in a large asymptomatic population to support U.S. regulatory approval. The study sample collection is expected to take 2 to 3 years. Volition America will contribute up to $3 million towards this public-private arrangement paid in instalments over a 3-year period.

Volition’s Chief Executive Officer, Cameron Reynolds, commented, “This is exciting news for Volition and very much advances our efforts in the U.S. market. We believe this large scale clinical study will be invaluable when we seek FDA approval for Nu.QTM. The public-private arrangement involves joint governmental and private funding and reduces our costs to $3 million, and we believe that it represents exceptional value for money. We are delighted to work with U.S. institutions and the United States National Cancer Institute with such outstanding reputations who share our aims in improving early diagnosis of cancer.”

The NCI is the leading cancer research organization in the U.S. with 69 NCI-Designated Cancer Centers that are at the forefront in supporting the efforts of universities and cancer research centers across the U.S. The EDRN is an initiative of the NCI which is focused on early cancer detection. It is the force behind inter-governmental, inter-institutional and public-private collaboration-building for the rapid advancement of biomarkers and early detection science.

Dr. Jason Terrell, Chief Medical Officer of Volition and the Chief Executive Officer of Volition America, commented, “We are extremely excited about joining this study and are confident that our relationship with the EDRN will be highly beneficial to both parties. This study is a major milestone for Volition and will provide significant clinical data for us as we move firmly into the U.S. market and commence the process of launching a frontline screening test in the U.S.”

An interview with Cameron Reynolds and Jason Terrell on this announcement is available to view at http://volitionrx.com/news/video-gallery

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at http://ir.volitionrx.com. In addition, a telephone replay of the call will be available until July 27. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13666552.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use blood-based cancer tests to accurately diagnose a range of cancers. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid -- an indication that disease is present.

As cancer screening programs become more and more widespread, our products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are currently centered in Belgium, with additional offices in London, Texas and Singapore, as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition’s website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

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YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition’s website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document. The addresses for Volition’s website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Day, Volition L.day@volitionrx.com +44 (0)7557 774620	Scott Powell, Volition S.powell@volitionrx.com +1 (646) 650 1351
Tirth Patel, Edison Advisors tpatel@edisongroup.com +1 (646) 653 7035	Rachel Carroll, Edison Advisors rcarroll@edisongroup.com +44 (0)20 3077 5711

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s bodily-fluid-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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